Exhibit 4.1
AMENDMENT NO. 1, dated as of June 6, 2025 (this “Amendment”) to the Seventh Amended and Restated Credit Agreement, dated as of March 24, 2023 (as amended, restated, modified and supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”), by and among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the “Borrower”), the lenders and issuing bank from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as administrative agent (the “Administrative Agent”) and swing line lender.
WHEREAS, Section 10.01 of the Existing Credit Agreement permits the Borrower to amend certain provisions of the Existing Credit Agreement with the written consent of the Required Lenders;
WHEREAS, the parties hereto wish to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein;
WHEREAS, BofA Securities, Inc. is the sole lead arranger and bookrunner for this Amendment (in such capacity, the “Arranger”);
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”).
SECTION 2. Amendments. The Existing Credit Agreement is, effective as of the Amendment No. 1 Effective Date (as defined below), hereby amended as follows:
(a)The following new definitions are hereby added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order:
““Amendment No. 1” shall mean that certain Amendment No. 1, dated as of June 6, 2025, to the Seventh Amended and Restated Credit Agreement, by and among the Borrower, the Lenders party thereto and the Administrative Agent.
“Amendment No. 1 Effective Date” shall mean June 6, 2025.
“Covenant Relief Period” shall mean the period commencing on the Amendment No. 1 Effective Date and ending on the date that the Borrower shall have delivered the financial statements required pursuant to Section 6.01(a) for the fiscal year ending December 31, 2026, together with the related Compliance Certificate required pursuant to Section 6.02(b) (the “Covenant Relief Period End Date”).
“Covenant Relief Period End Date” has the meaning set forth in the definition of “Covenant Relief Period”.
“Intellectual Property” has the meaning defined in the Security Agreement.
“Material Intellectual Property” means Intellectual Property that is owned or exclusively licensed by the Borrower or any of its Subsidiaries and is material to the operation of the business of the Borrower and its Subsidiaries, taken as a whole.
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023; as of the date of this Agreement, and as codified at 31 C.F.R. § 850.101 et seq.

“U.S. Person” means (a) for purposes of Sections 5.32 and 7.19, any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States and (b) otherwise, any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
(b)The definition of “Applicable Rate” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
““Applicable Rate” means
(x) at all times prior to the Amendment No. 1 Effective Date and on and after the first Business Day following the Covenant Relief Period End Date, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

APPLICABLE RATE Loans, Swing Line Loans and Letters of Credit
Pricing Level	Consolidated Total Leverage Ratio	Term SOFR Loans and Letter of Credit Fees	Base Rate Loans and Swing Line Loans	Commitment Fee
I	>4.25 to 1.0	1.750%	0.750%	0.300%
II	<4.25 to 1.0 but > 3.50 to 1.0	1.500%	0.500%	0.250%
III	<3.50 to 1.0 but >2.50 to 1.0	1.375%	0.375%	0.225%
IV	<2.50 to 1.0 but > 2.00 to 1.0	1.250%	0.250%	0.200%
V	<2.00 to 1.0 but > 1.50 to 1.0	1.125%	0.125%	0.175%
VI	<1.50 to 1.0	1.000%	0.000%	0.150%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered within 5 Business Days of its becoming due in accordance with such Section 6.02(b), then Pricing Level I will be applicable as of the first Business Day after the date on which such Compliance Certificate was required to be delivered until the date five Business Days after the appropriate Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in the Compliance Certificate. Pricing Level III will be in effect during the period from the Closing Date until the first Business Day immediately following the date that the quarterly Compliance Certificate is delivered for the fiscal quarter ending December 31, 2023.
(y) at all times commencing on the Amendment No. 1 Effective Date until the first Business Day following the Covenant Relief Period End Date, the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

APPLICABLE RATE Loans, Swing Line Loans and Letters of Credit
Pricing Level	Consolidated Total Leverage Ratio	Term SOFR Loans and Letter of Credit Fees	Base Rate Loans and Swing Line Loans	Commitment Fee
I	>4.50 to 1.0	2.125%	1.125%	0.325%
II	<4.50 to 1.0 but > 4.25 to 1.0	1.875%	0.875%	0.300%
III	<4.25 to 1.0 but > 4.00 to 1.0	1.625%	0.625%	0.275%
IV	<4.00 to 1.0 but > 3.50 to 1.0	1.500%	0.500%	0.250%
V	<3.50 to 1.0 but >2.50 to 1.0	1.375%	0.375%	0.225%
VI	<2.50 to 1.0 but > 2.00 to 1.0	1.250%	0.250%	0.200%
VII	<2.00 to 1.0 but > 1.50 to 1.0	1.125%	0.125%	0.175%
VIII	<1.50 to 1.0	1.000%	0.000%	0.150%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered within 5 Business Days of its becoming due in accordance with such Section 6.02(b), then Pricing Level I will be applicable as of the first Business Day after the date on which such Compliance Certificate was required to be delivered until the date five Business Days after the appropriate Compliance Certificate is delivered, whereupon the Applicable Rate shall be adjusted based on the information contained in the Compliance Certificate. Pricing Level II will be in effect during the period from the Amendment No. 1 Effective Date until the first Business Day immediately following the date that the quarterly Compliance Certificate is delivered for the fiscal quarter ending June 30, 2025.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”
(c)The definition of “U.S. Government Securities Business Day” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
““U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”
(d)Clause (a) of Section 2.16 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time add one or more new tranches of term loan facilities (each an “Incremental Term Loan”) or request an increase in the Aggregate Commitments (which increase may take the form of an increase to the Revolving Credit Facility or to the Term Facility) (each an “Incremental Increase”; together with the Incremental Term Loans, and each, an “Incremental Facility”) by an amount (the “Incremental Amount”), together with amounts utilized to incur any Incremental Notes, not exceeding the sum of (A) the greater of (x) $450,000,000 and (y) 100% of Consolidated EBITDA; provided, that, notwithstanding anything to the contrary herein, during the Covenant Relief Period, the foregoing portion of this clause (A) shall not be permitted to be utilized, plus the aggregate amount of all voluntary prepayments of Term Loans and permanent reductions of Revolving Credit Commitments made prior to the date of any applicable incurrence (other than, in each case, prepayments made with the proceeds of long term indebtedness), plus

(B) an unlimited amount so long as, in the case of this clause (B), (x) in the case of Indebtedness secured on a pari passu basis with the Term Loans, the Consolidated Senior Secured Net Leverage Ratio of the Borrower and its Subsidiaries as of the last day of the applicable Reference Period, on a pro forma basis, does not exceed the Consolidated Senior Secured Net Leverage Incurrence Ratio, and (y) in the case of Indebtedness secured on a junior lien or unsecured basis, the Consolidated Total Leverage Ratio of the Borrower and its Subsidiaries as of the last day of the applicable Reference Period, on a pro forma basis does not exceed the Consolidated Total Leverage Incurrence Ratio; provided, that Incremental Facilities may be incurred under both the preceding clauses (A) and (B) in a single transaction by first calculating the portion of the Indebtedness being incurred under clause (B) (without giving effect to the Indebtedness being incurred under clause (A)) and second calculating the portion of the Indebtedness being incurred under clause (A); provided, further, that (i) any such request for an Incremental Facility shall be in a minimum amount of $25,000,000, (ii) the Borrower may make a maximum of five such requests, (iii) no Incremental Term Loan shall mature earlier than the Maturity Date or have a shorter weighted average life to maturity than the remaining weighted average life to maturity of the Term Facility, (iv) each Incremental Term Loan shall rank pari passu or junior in right of payment, prepayment and/or voting with the Term Loans, including sharing in mandatory prepayments under Section 2.05(b) pro rata with the Term Loans (unless agreed to be paid after the Term Loans by the Lenders providing such Incremental Term Loans), (v) any Incremental Term Loan secured on a junior lien basis to the Term Facility shall be subject to customary second lien, prepayment, standstill and other provisions reasonably acceptable to the Administrative Agent and the Borrower), (vi) no Incremental Facility shall be guaranteed by entities other than Subsidiary Guarantors and no Incremental Facility that is secured shall be secured by any assets other than Collateral, (vii) other than as expressly provided in this Section 2.16, any Incremental Term Loan shall be on terms and conditions substantially identical to, or (taken as a whole) not materially more favorable (as reasonably determined by the Borrower) to the lenders providing such Incremental Term Loan than those applicable to the Term Facility (except for covenants or other provisions applicable only to periods after the Maturity Date, closing date conditions, fees, interest rate and other economic terms) and (viii) any Incremental Increase of the Revolving Credit Facility or the Term Facility shall be on terms identical to and pursuant to the documentation applicable to the Revolving Credit Facility or the Term Facility, as applicable (other than with respect to closing date conditions, fees for such Incremental Increase and other terms meant to implement such Incremental Increase). Incremental Facilities may be (but shall not be required to be) provided by any existing Lender, in each case on terms permitted in this Section 2.16 and otherwise on terms reasonably acceptable to the Borrower and the Administrative Agent; provided that the Borrower shall not be required to offer or accept commitments from existing Lenders for any Incremental Facility. At the time of sending the notice referred to in the foregoing sentence, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which any Appropriate Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Appropriate Lenders).”

(e)Article V of the Existing Credit Agreement is hereby amended by adding a new Section 5.32 at the end thereof as follows:
“5.32    Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. No Loan Party currently engages, or has any present intention to engage in the future, directly or indirectly, in any activity that would cause the Administrative Agent or Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.”

(f)Section 7.01 of the Existing Credit Agreement is hereby amended to insert “;” at the end of clause (v) thereof and adding the following proviso immediately following such “;”:

“provided, that, notwithstanding anything to the contrary herein, the Borrower and its Subsidiaries shall not be permitted to incur Liens pursuant to Sections 7.01(i) (other than Liens securing Indebtedness permitted under Sections 7.03(d) and (g)) and 7.01(t) during the Covenant Relief Period.”

(g)Clause (g) of Section 7.02 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(g)    (i) Investments that constitute Permitted Acquisitions (including Investments in Foreign Subsidiaries for the purpose of effecting a Permitted Acquisition); provided, that, during the Covenant Relief Period, for so long as the Consolidated Total Leverage Ratio as of the last day of the most recently ended Reference Period exceeds 3.50 to 1.00 on a Pro Forma Basis, the aggregate amount of Investments made pursuant to this clause (i) shall not exceed $50,000,000 in the aggregate, and (ii) Investments in Minority Equity Interests;”

(h)Clause (s) of Section 7.02 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(s)    additional Investments; provided that after giving pro forma effect to such Investments (x) (i) at all times prior to the Amendment No. 1 Effective Date and on and after the first Business Day following the Covenant Relief Period End Date, the Consolidated Total Leverage Ratio does not exceed 4.00 to 1.00 and (ii) at all times during the Covenant Relief Period and until the first Business Day following the Covenant Relief Period End Date, the Consolidated Total Leverage Ratio does not exceed 3.50 to 1.00, and (y) no Event of Default shall have occurred and be continuing or would result therefrom;”

(i)Section 7.02 of the Existing Credit Agreement is hereby amended to insert “;” at the end of clause (v) thereof and adding the following proviso immediately following such “;”:
“provided, that, notwithstanding anything to the contrary herein, the Borrower and its Subsidiaries shall not be permitted to make any Investments pursuant to clauses (f), (g)(ii), (m) or (t) above during the Covenant Relief Period, except in an amount not to exceed $20,000,000 in the aggregate at any time outstanding.”

(j)Section 7.02 of the Existing Credit Agreement is hereby amended to insert the following text after clause (v) thereof:
“Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, during the Covenant Relief Period, (a) the Borrower and the other Loan Parties shall not, directly or indirectly, sell, transfer or exclusively license ((i) including pursuant to an Investment, Restricted Payment or otherwise and (ii) excluding any non-exclusive license or exclusive license outside of the United States to a third party) any Material Intellectual Property (or Equity Interests in any Loan Party or Subsidiary that owns any such Material Intellectual Property) to any Subsidiary of the Borrower that is not a Loan Party or designate any Subsidiary that owns or exclusively licenses any Material Intellectual Property as an Excluded Subsidiary.”

(k)Clause (j) of Section 7.03 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(j)    Indebtedness of any Loan Party in the form of notes that are (at the option of the Borrower) unsecured or secured by the Collateral on a pari passu or junior lien basis (“Incremental Notes”) in an amount not to exceed, together with any Incremental

Facilities incurred pursuant to Section 2.16, the Incremental Amount (for the avoidance of doubt, subject to the limitation thereunder during a Covenant Relief Period); provided that such Incremental Notes (i) do not mature prior to the latest final maturity date of, or have a shorter weighted average life than, any class of then outstanding Loans under the Facilities, (ii) have covenants and defaults no more restrictive (excluding pricing and optional prepayment and redemption terms), when taken as a whole, than those under the Facilities (except for covenants or other provisions (x) applicable only to periods after the latest final maturity of any Class of then outstanding Loans under the Facilities or (y) reasonably satisfactory to the Administrative Agent), (iii) do not require mandatory prepayments to be made except to the extent required to be applied pro rata to the Term Loans and any first lien secured Incremental Notes, (iv) to the extent secured, shall not be secured by any lien on any asset of the Borrower or any Subsidiary that does not also secure the Facilities, or be guaranteed by any person other than the Subsidiary Guarantors and (v) to the extent secured, shall be subject to customary intercreditor terms reasonably agreed between the Borrower and the Administrative Agent;”

(l)Section 7.03 of the Existing Credit Agreement is hereby amended to insert “;” at the end of clause (u) thereof and adding the following proviso immediately following such “;”:
“provided, that, notwithstanding anything to the contrary herein, the Borrower and its Subsidiaries shall not be permitted to incur Indebtedness pursuant to clauses (c)(i)(B) and (l) above during the Covenant Relief Period.”

(m)Section 7.06 of the Existing Credit Agreement is hereby amended to insert “;” at the end of clause (o) thereof and adding the following proviso immediately following such “;”:
“provided, that, notwithstanding anything to the contrary herein, the Borrower and its Subsidiaries shall not, directly or indirectly, make any Restricted Payments pursuant to clauses (d) and (m) above during the Covenant Relief Period.”

(n)Clause (a) of Section 7.17 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
“(a)    Maximum Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio of the Borrower and its Consolidated Subsidiaries as of the last day of any consecutive four fiscal quarter period ending on the dates identified below to be greater than the ratio set forth below opposite such date:

Fiscal Quarters Ending	Maximum Consolidated Total Leverage Ratio
First fiscal quarter ending after the Closing Date through December 31, 2024	4.50 to 1.00
March 31, 2025 through June 30, 2026	5.00 to 1.00
September 30, 2026	4.75 to 1.00
December 31, 2026	4.50 to 1.00
March 31, 2027 and the last day of each fiscal quarter thereafter	4.00 to 1.00

Notwithstanding the foregoing, at the election of the Borrower, up to two times during the term of this Agreement, the maximum Consolidated Total Leverage Ratio set forth in the grid above may be increased to accommodate a Permitted Acquisition, as determined by the Borrower and as designated in the Compliance Certificate or earlier notice given by the Borrower in connection with such Permitted Acquisition (including for determining any ratios, baskets, representations and warranties or test any Default or Event of Default blocker pursuant to Section 1.08); provided, however, such increase will not otherwise go into effect until the closing of such Permitted Acquisition; provided, further that such increase will not go into effect during the Covenant Relief Period; provided, further, that (i) such increase shall only apply for a period of twelve months from and after such Permitted Acquisition and immediately upon the expiration of such twelve month period, the required maximum Consolidated Total Leverage Ratio shall revert to the level set forth above for the measurement period in which such step down occurs; (ii) in no event shall the maximum Consolidated Total Leverage Ratio after giving effect to any such step-up exceed 5.00 to 1.00; and (iii) the maximum amount that any Consolidated Total Leverage Ratio covenant level may step-up during any Consolidated Total Leverage Ratio measurement period is 1.00.”

(o)Article VII of the Existing Credit Agreement is hereby amended by adding a new Section 7.19 at the end thereof as follows:
“7.19    Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (i) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (ii) engage, directly or indirectly, in any activities in violation of the Outbound Investment Rules, or (iii) engage directly or indirectly, in any activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or that the Administrative Agent or any Lender would be legally prohibited by the Outbound Investment Rules from performing under this Agreement.”

(p)Section 10.07 of the Existing Credit Agreement is hereby amended to insert the following text after the last paragraph thereof:

“For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing Information regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority without any notification to any person.”

SECTION 3. Amendment Fee. In consideration of the Lenders’ agreements set forth herein, the Borrower agrees to pay to the Administrative Agent, for the account of each Consenting Lender (as defined below), an amendment fee (the “Amendment Fee”) in an amount equal to 15.0 basis points (0.150%) of the outstanding principal amount of such Lender’s Term Loans and Revolving Credit Commitments as of the Amendment No. 1 Effective Date (as defined below). The Amendment Fee shall be fully-earned, payable and nonrefundable on the Amendment No. 1 Effective Date. As used herein, “Consenting Lender” means a Lender that executes and delivers to the Administrative Agent a signature page to this Amendment on or prior to 5:00 p.m. New York City time on June 5, 2025 (or, as to any Lender, such later time or date as may be agreed by the Administrative Agent and the Borrower) and that does not revoke or otherwise withdraw such signature page prior to the effectiveness of this Amendment on the Amendment No. 1 Effective Date.
SECTION 4. Effectiveness. The amendments set forth herein shall become effective only upon the satisfaction or waiver of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Amendment No. 1 Effective Date”):
(a)The Administrative Agent (or its counsel) shall have received counterparts of this Amendment duly executed by the Borrower and Lenders that together constitute the Required Lenders;
(b)The Administrative Agent shall have received any fees owed to the Arranger and the Amendment Fee on behalf of the Consenting Lenders;
(c)The Administrative Agent and the Arranger shall have received all reasonable and documented out-of-pocket costs and expenses required to be paid or reimbursed pursuant to Section 10.04 of the Credit Agreement or as otherwise agreed in writing for which invoices have been presented at least one Business Day prior to the Amendment No. 1 Effective Date.
SECTION 5. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to each Lender and the Administrative Agent that, as of the Amendment No. 1 Effective Date:
(a)    no Default or Event of Default has occurred and is continuing;
(b)    the execution and delivery of this Amendment by the Borrower and the performance of this Amendment and the Amended Credit Agreement by the Borrower have been duly authorized by all necessary corporate or other organizational action;
(c)    this Amendment has been duly executed and delivered by the Borrower and this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of the Borrower, enforceable against each such Person in accordance with its terms, subject to equitable principles and Debtor Relief Laws; and
(d)    each of the representations and warranties made by each of the Loan Parties in or pursuant to the Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if any such representation or warranty is by its terms qualified by concepts of materiality or reference to Material Adverse Effect, such representation or warranty shall be true and correct in all respects) as of such earlier date.

SECTION 6. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 10.01 of the Credit Agreement.
SECTION 7. Reference to and Effect on the Loan Documents. This Amendment, the other Loan Documents and any separate letter agreements with respect to fees payable constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. On and after the Amendment No. 1 Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Existing Credit Agreement, and each reference in each of the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement. This Amendment constitutes a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Each of the Loan Parties hereby consents to the Amendment and (i) agrees that all Loans shall be guaranteed pursuant to the Subsidiary Guaranty in accordance with the terms and provisions thereof and shall be secured pursuant to the Collateral Documents in accordance with the terms and provisions thereof, (ii) reaffirms its obligations under the Loan Documents to which it is party and confirms that each Loan Document to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms and reaffirms its prior grant and the validity of the Liens granted by it pursuant to the Collateral Documents, with all such Liens continuing in full force and effect after giving effect to this Amendment and (iii) affirms, acknowledges and confirms all of its obligations, liabilities and guarantees under the Loan Document to which it is a party, in each case after giving effect to this Amendment, all as provided in such Loan Documents, and acknowledges and agrees that such obligations, liabilities and guarantees continue in full force and effect in respect of, and to secure, the Obligations under the Loan Documents, in each case after giving effect to this Amendment. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Amendment. This Amendment shall not constitute a novation of the Existing Credit Agreement or any of the Loan Documents.
SECTION 8. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AMENDMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THE AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTIONS 10.14 AND 10.15 OF THE EXISTING CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AND SHALL APPLY HERETO.
SECTION 9. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
SECTION 11. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may be in the form of an Electronic Record (as defined in 15 USC §7006, as it may be amended from time to time) and may be executed using Electronic Signatures (as defined in 15 USC §7006, as it may be amended from time to time) (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties hereto of a manually signed paper counterpart to this Amendment which has been converted into electronic form (such as scanned into PDF format), or an electronically signed counterpart to this Amendment converted into another format, for transmission, delivery and/or retention. For the avoidance of doubt, the foregoing applies to any amendment, extension, or renewal of this Amendment.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.
INTEGRA LIFESCIENCES HOLDINGS CORPORATION, as Borrower
By:    /s/ Timothy Swiss
    Name: Timothy Swiss
    Title: Vice President & Treasurer

[Signature Page to Amendment No. 1]

BANK OF AMERICA, N.A, as Administrative Agent
By:    /s/ Kevin L. Ahart
    Name: Kevin L. Ahart
    Title: Vice President
BANK OF AMERICA, N.A, as a Lender, L/C Issuer and Swing Line Lender
By:    /s/ Tyler Morgan
    Name: Tyler Morgan
    Title: Director

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender
By:    /s/ Andrea S Chen
    Name: ANDREA S CHEN
    Title: MANAGING DIRECTOR

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

Citibank, N.A., as a Lender
By:    /s/ Kevin Ciok
    Name: Kevin Ciok
    Title: Vice President

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

PNC Bank, National Association as a Lender
By:    /s/ Robert Zingaro
    Name: Robert Zingaro
    Title: Senior Vice President

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

TRUIST BANK, as a Lender
By:    /s/ Anton Brykalin
    Name: Anton Brykalin
    Title: Director

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

JPMORGAN CHASE BANK, N.A., as a Lender
By:    /s/ Helen D. Davis
    Name: Helen D. Davis
    Title: Authorized Officer

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

Santander Bank, N.A., as a Lender
By:    /s/ Melissa Gu
    Name: Melissa Gu
    Title: Senior Vice President

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

THE BANK OF NOVA SCOTIA, as a Lender
By:    /s/ Iain Stewart
    Name: Iain Stewart
    Title: Managing Director

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

BNP PARIBAS, as a Lender
By:    /s/ John Bosco
    Name: John Bosco
    Title: Managing Director
By:    /s/ David Foster
    Name: David Foster
    Title: Director

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

Capital One, National Association, as a Lender
By:    /s/ Chris Warash
    Name: Chris Warash
    Title: Duly Authorized Signatory

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

Citizens Bank, N.A., as a Lender
By:    /s/ Jamie Harbeson
    Name: Jamie Harbeson
    Title: Director

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

DNB Capital LLC, as a Lender
By:    /s/ Dania Hinedi
    Name: Dania Hinedi
    Title: Senior Vice President
By:    /s/ Bret Douglas
    Name: Bret Douglas
    Title: Senior Vice President

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

TD Bank, N.A., as a Lender
By:    /s/ Uk-Sun Kim
    Name: Uk-Sun Kim
    Title: Senior Vice President

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

M&T Bank, as a Lender
By:    /s/ Darci Buchanan
    Name: Darci Buchanan
    Title: Director

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

MORGAN STANLEY BANK, N.A., as a Lender
By:    /s/ Tayo Lapite
    Name: Tayo Lapite
    Title: Authorized Signatory

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

MUFG BANK, LTD., as a Lender
By:    /s/ Jamie Craig
    Name: Jamie Craig
    Title: Vice President

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

Goldman Sachs Bank USA, as a Lender
By:    /s/ Priyankush Goswami
    Name: Priyankush Goswami
    Title: Authorized Signatory

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

HANCOCK WHITNEY BANK, as a Lender
By:    /s/ David Bertani
    Name: David Bertani
    Title: Director, Healthcare Lending

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

The Huntington National Bank, as a Lender
By:    /s/ Joseph Hricovsky
    Name: Joseph Hricovsky
    Title: Senior Vice President

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:

Taiwan Cooperative Bank, Seattle Branch, as a Lender
By:    /s/Yu-Lin Lu
    Name: Yu-Lin Lu
    Title: VP & General Manager

[Signature Page to Amendment No. 1]